Exhibit 99.1

Investor Relations Contact:	Media Contacts:
John G. Nesbett/Jen Belodeau	Teresa Stubbs
Institutional Marketing Services, Inc.	MedAvant Healthcare Solutions
203-972-9200	812-206-4332
jnesbett@institutionalms.com	tstubbs@medavanthealth.com
MedAvant Announces Notice of Non-Compliance from Nasdaq
ATLANTA, GA.—(PRIME NEWSWIRE)—April 28, 2008—MedAvant Healthcare Solutions (MedAvant) (NASDAQ: PILL), a leader in healthcare technology and transaction services, today announced that on April 22, 2008 it received notice from the Nasdaq Stock Market (“Nasdaq” ) of the failure of its common stock to maintain for thirty (30) consecutive trading days, a minimum market value of publicly held shares (“MVPHS”) of $15,000,000 as required by Nasdaq Marketplace Rule 4450(b)(3). If at anytime before July 21, 2008, the MVPHS of the Company’s common stock is $15 million or more for 10 consecutive trading days, Nasdaq will notify the Company in writing that its compliance with the rule has been restored. If such compliance has not been demonstrated by July 21, 2008 Nasdaq will provide written notification that the Company’s securities will be delisted from the Nasdaq Global Market. At that time, the Company may appeal Nasdaq’s determination.
We are currently evaluating our alternatives to resolve the listing deficiency. If we are unable to resolve the listing deficiency, before July 21, 2008 the Company may apply for transfer of the listing of its securities to the Nasdaq Capital Market. If we submit a transfer application and pay the applicable fees by July 21, 2008, the initiation of the delisting proceedings will be stayed pending the Nasdaq staff’s review of the application. If the Nasdaq staff does not approve the transfer application to the Nasdaq Capital Market, the Nasdaq staff will provide written notification that our common stock will be delisted from the Nasdaq Global Market.
The Nasdaq letter has no effect on the listing of our common stock on the Nasdaq Global Market at this time.
About MedAvant Healthcare Solutions
MedAvant is focused on facilitating the exchange of healthcare information so that payers, providers, and patients benefit equally from the sharing of reliable and actionable health data. To enables these services, MedAvant operates PhoenixSM, a highly scalable platform that supports real-time connections between healthcare clients.
For more information, visit http://www.medavanthealth.com. MedAvant is a trade name of ProxyMed, Inc.
Forward Looking Statement
Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. In some cases, forward-looking statements can be identified by terminology such as “may,” “should,” “potential,” “continue,” “expects,” “anticipates,” “intends,” “plans,” “believes,” “estimates,” and similar expressions. Actual results could differ materially from projected results because of factors such as:
•      The soundness of our business strategies relative to the perceived market opportunities;
•      Our ability to successfully develop, market, sell, cross-sell, install and upgrade our clinical and financial transaction services and applications to current and new physicians, payers and medical laboratories;
•      Our ability to compete effectively on price and support services;
•      Our ability and that of our business associates to perform satisfactorily under the terms of our contractual obligations, and to comply with various government rules regarding healthcare and patient privacy;
•      Entry into markets with vigorous competition, market acceptance of existing products and services, changes in licensing programs, product price discounts, delays in product development and related product release schedules, any of which may cause our revenues and income to fall short of anticipated levels;
•      The availability of competitive products or services;
•      The continued ability to protect our intellectual property rights;
•      Implementation of operating cost structures that align with revenue growth;
•      Uninsured losses;
•      Adverse results in legal disputes;
•      Unanticipated tax liabilities;
•      The effects of a natural disaster or other catastrophic event beyond our control that results in the destruction or disruption of any of our critical business or information technology systems; and
•      Our ability to satisfy the listing requirements of the Nasdaq Global Market or Nasdaq Capital Market.
Any of these factors could cause the actual results to differ materially from the guidance given at this time. For further cautions about the risks of investing in MedAvant, we refer you to the documents MedAvant files from time to time with the Securities and Exchange Commission, including, without limitation, its most recently filed Annual Report on Form 10-K. MedAvant does not assume, and expressly disclaims, any obligation to update information contained in this document. Although this release may remain available on our website or elsewhere, its continued availability does not indicate that we are reaffirming or confirming any of the information contained herein.
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